Exhibit 10

                            THIS EMPLOYMENT CONTRACT

made and entered into this 30th day of September, 1997 between Commercial Fidelity Financial Partnership ("Employer"), a partnership organized for the sole purpose of organizing a banking institution; and L. Burwell Gunn, Jr. ("Employee").

         WHEREAS,   Employer  is  in  the  process  of  forming  a  new  banking institution in Fairfax County, Virginia ("Bank"); and,

         WHEREAS, Employer also intends to form a Virginia multi-bank holding company ("Holding Company") for the purpose of organization or acquisition of additional banking institutions; and,

         WHEREAS, Employer intends to merge the Bank into the Holding Company upon organization of both entities; and,

         WHEREAS, Employee has agreed to become President and Chief Executive Officer of both the Bank and the Holding Company; and,

         WHEREAS, the parties wish to establish the terms and conditions of Employee's employment.

         NOW, therefore, in consideration of the promises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

1.       RELATIONSHIP AND DUTIES BETWEEN THE PARTIES.

         1.1  Bank.

                    1.1.1 Employer hereby employs Employee on the effective date hereof (as defined below) as President and Chief Executive Officer of the Bank, to hold the title of President and Chief Executive Officer, and to perform such services and duties as the Bank's Board of Directors ("Bank Board") may, from time to time, designate during the term hereof. Subject to the terms and conditions hereof, Employee will perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office, subject to the direction of the Bank Board.

                    1.1.2 Employee shall serve on the Bank Board and as a member of its Executive Committee and such other committees as the Bank Board may designate, subject to the terms hereof.

         1.2  Holding Company.

                    1.2.1 Employer agrees to employ Employee on the effective date of organization of the Holding Company (as defined below) as President and Chief Executive Officer of the Holding Company, to hold the title of President and Chief Executive Officer, and to perform such services and duties as the Holding Company's Board of Directors ("Holding Company Board") may, from time to time, designate during the term hereof. Subject to the terms and conditions hereof, Employee will perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office, subject to the direction of the Holding Company Board.

                    1.2.2 Employee shall serve on the Holding Company Board and as a member of its Executive Committee and such other committees as the Holding Company Board may designate, subject to the terms hereof.

                    1.2.3 If Employer fails to organize the Holding Company or is otherwise unable to merge the Bank and the Holding Company as Employer presently intends, this Agreement shall continue in full force and effect, but the duties and obligations of Employee shall be limited to those related to the Bank.

         1.3  Employee Undertakings.

                    1.3.1 Employee accepts such employment and shall devote his full time, attention, and best efforts to the diligent performance of his duties herein specified and as an officer and director of the Bank and the Holding Company. While employed by Employer, the Employee will not, without the prior express consent of the Bank Board and the Holding Company Board (which consent shall not be unreasonably withheld) accept employment with any other individual, corporation, partnership, governmental authority or other entity, or engage



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

         in any other venture for profit which Employer or either Board may consider to be in conflict with the best interests of the Bank or the Holding Company or to be in competition with the Bank or the Holding Company, or which may interfere in any way with the Employee's performance of his duties hereunder. it is understood that Employee does have the right to participate in passive investments including income producing real estate.

                    1.3.2 Employer shall not require the Employee, as a part of his duties, to perform or to participate in any activity which constitutes a violation of any state or federal law, rule, ordinance or regulation.

         1.4.  Regulatory Approval.

                    1.4.1 In the event that the Virginia Bureau of Financial Institutions ("BFI") or the Federal Deposit Insurance Corporation ("FDIC") declines to approve Employee as Chief, Executive Officer of the Bank, but does not otherwise prohibit ,employment of the Employee by the Bank in an alternative senior officer position, the Employer agrees to negotiate in good faith with Employee to determine mutually acceptable terms of employment and compensation in such lesser capacity.

                    1.4.2 In the event that the Federal Reserve Board declines to approve Employee as Chief Executive Officer of the Holding Company, but does not otherwise prohibit the Bank or the Holding Company from employing the Employee in an alternative senior officer position, the Employer agrees to negotiate in good faith with Employee to determine mutually acceptable terms of employment and compensation in such lesser capacity.

2.       DEFINITIONS.

         2.1 "Complete disability" shall mean the inability of Employee, due to illness, accident, or any other physical or mental incapacity, completely to fulfill his obligations hereunder for an aggregate of ninety (90) days within any period of 180 consecutive days during the term hereof.


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

         2.2 "Cause" shall include, without limitation: dishonesty; theft; conviction of a crime, which is either (a) a felony, or (b) a misdemeanor involving moral turpitude or financial impropriety; unethical business conduct; activity which is contrary to the Bank's interests; gross or repeated negligence in carrying out Employee's duties; or material violation of Employee's obligations hereunder.

         2.3 "Employer" shall be deemed synonymous with the terms "Bank" or "Holding Company" or "Bank Board" or "Holding Company Board", whenever the context so requires.

3.       TERMS OF EMPLOYMENT

         3.1  Term.

                    3.1.1 Employee's employment hereunder shall commence upon the effective date hereof, which shall be the earlier of the first business day after BFI authorizes the Employer to commence capital formation for the Bank or the date on which Employee begins working full-time for Employer. Employee shall begin working full-time for Employer as soon as possible after appropriate notice to Crestar Bank, his current employer. Said employment shall continue until the end of the Bank's third full fiscal year unless terminated earlier pursuant to the terms hereof.

                    3.1.2 After completion of two (2) full fiscal years of employment, the Bank and the Employee shall enter into negotiations to extend the term of Employee's employment for at least two additional years.

                    3.1.3 Employee's employment pursuant to this agreement shall be terminated by the first to occur of any of the following:

                             3.1-3.1   the death of Employee;

                             3.1-3.2   the complete disability of Employee;

                             3.1-3.3   the discharge of Employee by Employer for
cause.

                                       3.1-3.3.1   Should Employer deem specific
activities contrary to the Bank's interest or that negligence by Employee in carrying out his duties or any violation of Employee's obligations hereunder has occurred, notice of said activity, negligence or violation shall be provided by Employer to Employee along with a reasonable period of time in which to correct. Provided that such activity, negligence or violation is neither dishonest nor criminal, sixty (60) days shall be deemed to be a reasonable time in which to correct such deficiencies.

                                       3.1.3.3.2   Discharge  for  "cause"  will
require a two-thirds majority vote of the Board, exclusive of the Employee.

                                       3.1.3.3.3   Termination   of   Employee's
employment for cause shall include termination as an employee, officer and director of the Bank and the Holding Company.

         3.2 Termination Without Cause. Employee shall serve at the pleasure of the Holding Company Board. Employer may terminate this agreement without cause at any time upon an affirmative vote of two-thirds (2/3) of all members of the Holding Company Board, whether or not in attendance at the meeting or voting upon the issue. In the event of such termination without cause by Employer, Employee shall be paid a severance payment equal to Employee's annual base salary in effect at the time of termination. Such severance pay shall be paid in a lump sum not later than thirty (30) days following the effective date of termination. In addition, upon any such termination Employee shall be entitled to purchase the automobile provided hereunder at the current book value. Employee shall not be entitled to any performance bonus in the year of termination, except as may be awarded in the sole discretion of the Boards.

4.       COMPENSATION

         For all services which Employee may render to Employer during the term hereof, Employer shall pay to Employee, subject to such deductions as may be required by law, according to the schedule set out below:

         4.1 Base Salary. From the effective date hereof, Employee shall receive for the term of this contract a salary based on an annual rate of $150,000, payable in equal monthly installments, subject to such deductions as may be required by law. The Employee will receive performance reviews at least annually at the end of each fiscal year from the Bank Board and the Holding Company Board, and the Employee's base salary may be increased but not decreased at the sole discretion of the Bank Board and the Holding Company Board.

         4.2 Formation Bonus. Employer shall pay to Employee, on or before January 31, 1998, a total formation bonus of up to $25,000, consisting of $5,000 for each of the following items which has been successfully completed on or before December 31, 1997; provided, that if Employer determines to defer or abandon any of the efforts described in sections 4.2.1 through 4.2.5 below, Employee shall be deemed to have earned that portion of the formation bonus provided all other terms are met:

                    4.2.1 Annual operating and capital budgets for the Bank, the Holding Company and each of the proposed subsidiary banks have been approved by the Holding Company Board and each of the appropriate subsidiary boards, if then constituted.

                    4.2.2 The Bank has properly completed all regulatory applications necessary to operate the Bank and has filed the same with the appropriate regulatory authorities.

                    4.2.3 The Holding Company has properly completed all regulatory applications necessary to operate the Holding Company and has filed the same with the appropriate regulatory authorities and the Holding Company has filed an appropriate registration statement with the Securities and Exchange Commission and any necessary state regulatory authorities to permit the public offering of the stock of the Holding Company.

                    4.2.4 All regulatory applications necessary to operate the proposed three additional subsidiary banks, excluding the identification of banking officers, board members and operating locations, have been prepared and approved by the Holding Company Board and each of the appropriate subsidiary boards. During such period,
         Employee  shall  assist  the  Employer  to  the  extent   requested  in
         identifying suitable board members and banking officers for such subsidiaries.

                    4.2.5 The Bank shall have received firm commitments or actual payment of at least $2,500,000 in capital from persons other than the insider investors. For purposes of this bonus, insider investors mean the proposed officers and directors of the Bank, the holding Company and the three proposed subsidiary banks.

         4.3 First Year Performance Bonus. Employer shall pay to Employee, within 30 days after receipt of audited financial statements for 1998, a total first-year performance bonus of up to $50,000, consisting of $10,000 for each of the following items which has been successfully completed on or before December 31, 1998; provided, that if Employer determines to defer or abandon any of the efforts described in sections 4.3.1 through 4.3.5 below, Employee shall be deemed to have earned that portion of the performance bonus provided all other terms are met:

                    4.3.1 The Bank shall have total nonvolatile assets equal to or in excess of $30,000,000.

                    4.3.2 The charters of the proposed three additional subsidiary banks shall be approved and such banks shall be open and operating.

                    4.3.3 Among the Holding Company or its subsidiary banks there shall have been established mortgage brokerage services, a title insurance operation, discount stock brokerage operations, and a trust department.

                    4.3.4 Operating expenses and pre-opening expenses of the Holding Company and its subsidiary banks do not exceed approved budget amounts.

                    4.3.5 The Bank shall have achieved monthly sustainable break-even operations, calculated in accordance with generally accepted accounting principles for financial reporting rather than income tax reporting of financial institutions, by not later than December 1998.

         4.4 Subsequent Performance Bonuses. During subsequent contract years, the Employer and Employee shall agree upon performance goals upon which to base Employee's eligibility for annual bonus payments. The parties shall endeavor to establish reasonable performance goals which are realistically attainable upon exercise of proper management skills. It is anticipated that the basis upon which Employee may earn components of the annual performance bonus may change and that Employee may not earn all components of such annual bonus each year; however, in no event shall the total potential bonus which is available to Employee be reduced below $50,000 in any year. Employer shall pay to Employee all performance bonus components which have been earned within 30 days after receipt of audited financial statements for the year in question.

         4.5 Termination for Cause. If Employee is terminated for cause prior to the end of a fiscal year, Employer shall not be obligated to pay any annual performance bonus after such termination, notwithstanding whether the Employee has met the requirements to earn components of an annual performance bonus.

5.       OTHER BENEFITS

         During the term of Employee's employment hereunder, Employer shall furnish the following to Employee:

         5.1 An American automobile of Employee's choice having a cost (net of trade-in) not to exceed $30,000, which automobile may be leased by the Bank.

         5.2 A term life insurance policy providing for death benefits of $500,000 having a beneficiary designated by the Employee.

         5.3 A group health and hospitalization insurance policy covering the Employee and, if the Employee desires, covering the dependents and spouse of the Employee at no cost to the Employee other than such deductible as may be applicable to all other Employees of the Bank.

         5.4 A long term disability insurance policy, as generally defined in the insurance industry, providing for benefits of at least 60% of Employee's annual base salary. This long term disability policy will be as consistent as reasonably possible with the definition of "complete disability" provided above.

         5.5 A complete physical examination for the Employee on an annual basis at the Bank's expense.

         5.6 Employer shall cooperate with Employee to transfer the existing whole life policy upon Employee's life now held by Crestar and Employee to Employer and Employee. Employer and Employee shall pay the premiums for such policy on a split-dollar basis, subject to the approval of Employer, which approval shall not be unreasonably withheld.

         5.7 In the event that Employee terminates employment with Employer for any reason, Employee may continue the health and disability insurance benefits in section 5.3 and 5.4 above for twelve months, or such greater period as the law requires, at no cost to Employer.

6.       STOCK OPTIONS

         6.1 During each year of employment, Employee shall be granted an option to purchase shares of stock of the Bank, or, after the merger of the Bank into the Holding Company, stock of the Holding Company, equal to one-half of one percent of the original issue of the stock of the Bank or the Holding Company, as the case may be, at the original issue price of such stock; provided that at the end of each fiscal year, the performance of the Bank, or the Holding Company, as appropriate, based on the annual standards indicated below, meets or exceeds the amount budgeted for such year.

         6.2 In the first year, the Employee shall be eligible for such options if the Bank's total assets exceed the amounts set forth in the pro forma statements submitted to BFI as a part of the Bank's application for a charter. In the second year, the Employee shall be eligible for such options if the Bank's return on assets exceeds the return on assets anticipated in the annual budget which the Bank Board approved for that year. In the third year and thereafter, the Employee shall be eligible for such options if the return on assets of the Holding Company exceeds the return on assets anticipated in the annual budget which the Holding Company Board approved for the year in question.

         6.3 Subject to section 6.6 below, any such stock options may be exercised in whole or in part at any time during the first ten (10) years after the original issue of stock in the Holding Company.

         6.4 If Employee is terminated for cause, Employer shall not be obligated to issue any further stock options after such termination, notwithstanding whether the Employee has met the requirements to earn such stock options.

         6.5 If Employee's employment with Employer terminates, for whatever reason, Employee shall have ninety (90) days after such termination in which to exercise any and all stock options outstanding and issued to Employee. Upon Employee's termination of employment, any right to receive further stock options not then accrued shall also immediately terminate.

7.       FAILURE TO OBTAIN CHARTER OR FINANCING

         Upon the happening of either of the following events, either party may terminate this Agreement by notice in writing to the other, in which event this Agreement shall cease and be null, void, and of no further force and effect, except as expressly provided in this section:

         7.1 The refusal or failure of BFI to issue a charter to Employer to operate a bank within 180 days of an application for such having been submitted to said agency by Employer; or

         7.2 The failure for any reason by Employer to raise Bank capital in an amount satisfactory to Employer within 180 days after Employer begins to raise such capital for the Bank.

         If this contract is terminated by reason of the foregoing and Employee has commenced employment hereunder, Employer agreed to provide Employee the Employee's base salary provided hereinabove for a period not to exceed twelve
(12) month

8.       EXPENSES

         Upon Employee's presentment to Employer of expense reports acceptable to Employer and which are in sufficiently detailed form to comply with standards for deduction of business expenses established from time to time by the Internal Revenue Service, Employer will reimburse Employee for such expenses approved by Employer and incurred by Employee in connection with performance of his duties hereunder, including reimbursement for his dues and reasonable business expenses incurred at the Country Club of Fairfax.

9.       POST TERMINATION COVENANTS

         9.1 At such time as Employee's employment by Employer terminates, other than a termination of Employee by Employer without cause, whether during the initial contract period of employment or thereafter, Employee agrees that for six (6) months following such termination he will not engage (either individually or as an employee or representative of any other person or entity) in banking activities in which chartered national or state banks may at that time regally be engaged, within a five (5) mile radius of any location of the Bank, the Holding Company, or any location of the subsidiary banks identified prior to such termination.

         9.2 Employee further agrees that for one (1) year following such termination he will not engage (either individually or as an employee or representative of any other person or entity) in banking activities as a chief executive officer of any financial institution, or as an officer other than CEO of a financial institution having assets of $1,000,000,000 or less, within a five (5) mile radius of any location of the Bank, the Holding Company, or any location of the subsidiary banks identified prior to such termination.

         9.3 Furthermore, for one (1) year following such termination, Employee agrees that he will not, without the prior written consent of Employer: (i) furnish anyone with the name of, or any list or lists which identify, any customers or stockholders of the Employer or utilize such list or information himself; (ii) furnish, use, or divulge to anyone any confidential information of Employer acquired by him from Employer and relating to Employer's business activities; (iii) contact directly or indirectly any customer of Employer for the purpose of soliciting such person's business for another bank or similar financial institution; (iv) hire for any other employer (including himself) any employee of Employer or directly or indirectly cause such employee to leave his or her employment to work for another; (v) pursue an actual or potential business opportunity of interest to and which could be pursued by Employer which came to the attention of Employee in connection with his employment with Employer and which Employee had not previously offered in writing to Employer with sufficient advance notice to allow Employer to examine and pursue or reject such opportunity. Excepted from the requirements of subparagraphs (i) and (ii) in this paragraph is any information which is or becomes publicly available information through no fault or act of Employee.

         9.4 It is understood and agreed by the parties hereto that the provisions of this section are independent of each other, and to the extent any provision or portion thereof shall be determined by a court of competent jurisdiction to be unenforceable, such determination shall not affect the validity or enforceability of any other provision of this paragraph or the remainder of this Agreement.

10.      WAIVER OF PROVISIONS

         Failure by any of the parties hereto to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the obligation of future performance of any such term or condition or of any other term or condition of this agreement, unless such waiver is contained in writing signed by or on behalf of all the parties.

11.      GOVERNING LAW

         This agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia. If for any reason any provision of this agreement shall be held by a court of competent jurisdiction to be void or unenforceable, the same shall not affect the remaining provisions hereof.

12.      MODIFICATION AND AMENDMENT

         This agreement contains the sole and entire agreement among the parties hereto and supersedes all prior discussions and agreements among the parties, and any such prior agreements shall, from and after the date hereof, be null and void. This agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of all parties hereto.

13.      COUNTERPARTS AND HEADINGS

         This agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The headings set out herein are for convenience of reference and shall not be deemed a part of this agreement.

14.      INJUNCTIVE RELIEF

         In the event of a breach or threatened breach by Employee of any of the provisions hereof, and notwithstanding any other provision in this agreement, Employer, in addition to any other available rights or remedies, shall be entitled to such temporary restraining orders and permanent injunctions, as are allowable and authorized by the laws of the Commonwealth of Virginia based on the facts of the case, to restrain such breach by Employee and/or any persons directly or indirectly acting for or with him. Employee's obligations under paragraph 9 hereof shall remain binding and enforceable according to its terms notwithstanding expiration or termination of the other terms of this agreement or the expiration or termination of Employee's employment relationship with the Bank.

15.      SUCCESSORS

         This Agreement shall inure to the benefit of and be binding upon the Employer, its successors and assigns and upon the Employee, and his heirs and personal representatives. Neither this agreement nor performance hereunder may be assigned by Employee or Employer except as provided by paragraph 16 of this agreement.

16.      CONTRACT ASSIGNABLE

         16.1 Upon Employer's receipt for the Bank of all necessary approvals from BFI, FDIC, the Federal Reserve, the Secretary of Commonwealth of Virginia, and any other regulatory authority whose approval is required prior to commencement of business by the Bank as a chartered bank, this agreement shall be deemed automatically assigned in whole, without execution of any documents or the taking of any other action by the parties hereto, to the banking institution which Employer has formed and the required federal and state regulatory bodies have approved. Upon such event, the term "Employer" as used herein shall mean that banking institution, which is also referred to 'herein as "Bank". Upon receipt of its charter, the Bank shall be required, through its duly authorized agent, to agree in writing to accept assignment of this employment contract and to be bound by its terms.


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

         16.2 Upon the later of (a) Employer's receipt for the Holding Company of all necessary approvals from BFI, FDIC, the Federal Reserve, the Secretary of Commonwealth of Virginia, and any other regulatory authority whose approval is required prior to commencement of business by the Holding Company as a multi-bank holding company and (b) the merger of the Bank into the Holding Company, this agreement shall be deemed automatically assigned from Employer and from Bank, in whole, without execution of any documents or the taking of any other action by the parties hereto, to the Holding Company which Employer formed and which the required federal and state regulatory bodies have approved. Upon such event, the term "Employer" as used herein shall mean the Holding Company. Upon receipt of regulatory approvals, the Holding Company shall be required, through its duly authorized agent, to agree in writing to accept assignment of this employment contract and to be bound by its terms.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement under seal as of the date first written above.

                                                EMPLOYEE:

/s/ Robert M. Barlow                            /s/ L. Burwell Gunn, Jr.
------------------------------                  --------------------------(SEAL)
Witness                                         L. Burwell Gunn, Jr.

                                                EMPLOYER:

                                                COMMERCIAL FIDELITY FINANCIAL
                                                PARTNERSHIP, a Virginia general
                                                partnership

/s/ Robert M. Barlow                            By: /s/ John H. Rust, Jr.
------------------------------                      ----------------------(SEAL)
                                                      Its General Partner



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